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                                                                   Exhibit 10.31

                                    FOUNDERS
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

     THIS AGREEMENT is between FieldWorks, Inc., a Minnesota corporation (the "Company") and __________________, a resident of Minnesota (the "Employee").

DEFINITIONS:

A. "Company" means FieldWorks, Inc., and any existing or future subsidiaries, owned or controlled, directly or indirectly, by FieldWorks, Inc.

B. "Confidential Information" means information of or about the Company, its products, services or customers which is not generally known to persons outside the Company. Confidential Information includes information relating to the Company's products, processes, research, development, manufacture, purchasing, accounting, marketing, merchandising, selling, servicing, customers, finance and business systems.

C. "Conflicting Product" means any product, process, system or service, in existence or under development, which is similar to or competes with a product, process, system or service upon which Employee shall have worked (in either a sales or a non-sales capacity) during the three (3) years prior to the termination of the Employee's employment with the Company, or about which the Employee acquires Confidential Information.

D. "Conflicting Organization" means any person or organization which is engaged in or about to become engaged in, research, development, production, marketing, selling or servicing related to a Conflicting Product.

E. "Good Cause" means: (a) any failure to carry out a reasonable directive of the Company, after receipt of written notice thereof from the Board of Directors of the Company and a reasonable opportunity (not to exceed five business days) to so perform such directive; (b) any act of dishonesty that causes or can reasonably be expected to cause harm to the Company; (c) any gross or persistent neglect in performing the Employee's job duties, after receipt of written notice thereof from the Board of Directors of the Company and a reasonable opportunity (not to exceed five business days) to remedy such neglect and to perform his job duties; or (d) death or disability of Employee.

EMPLOYEE IS EMPLOYED BY THE COMPANY IN A SPECIAL CAPACITY IN WHICH EMPLOYEE HAS RECEIVED AND CONTRIBUTED, AND MAY RECEIVE OR CONTRIBUTE, TO CONFIDENTIAL INFORMATION; AND EMPLOYEE DESIRES TO OBTAIN THE RIGHT TO RECEIVE THE BENEFITS DESCRIBED IN SECTION 2B BELOW. IN CONSIDERATION OF THE GRANT OF SUCH RIGHT TO RECEIVE THE BENEFITS DESCRIBED IN SECTION 2B BELOW, AND IN CONSIDERATION OF BEING GIVEN ACCESS TO CONFIDENTIAL INFORMATION, ALL OF WHICH CONSIDERATION EMPLOYEE EXPRESSLY ACKNOWLEDGES IS VALUABLE TO EMPLOYEE, EMPLOYEE AGREES THAT:


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1.   NON-DISCLOSURE. Any Confidential Information received as a result of the
     Employee's employment with the Company shall be the property of the Company. Except as required in connection with the Employee's duties to the Company, the Employee shall not, either during the Employee's employment with the Company or at any time thereafter, use or disclose any Confidential Information.

2.   TERMINATION.

     A. Upon termination of the Employee's employment with the Company (for any reason or by either the Company or the Employee), all Company property, records, equipment and any items which disclose or contain Confidential Information, including all copies, shall be left with the Company.

     B. Upon any termination of the Employee's employment by the Company without Good Cause or upon any voluntary resignation of the Employee after the six month anniversary of the date hereof, Employee shall be entitled to continue to receive his base salary (at the level in existence immediately prior to such termination) for a period of twelve (12) months after such termination, subject to Employee's compliance with the provisions of this Agreement. If Employee fails to comply with the provisions of this Agreement following termination without Good Cause, the Company shall not be obligated to make any further payments under this Section 2B, Employee shall be obligated to return any payments under this Section 2B previously received, and the Company shall be entitled to all other remedies available in law or equity, including injunctive relief against Employee as described in
          Section 10 below.

     C. If the Employee voluntarily resigns his employment with the Company prior to the six month anniversary of the date hereof or if the Company terminates the Employee's employment for Good Cause, Employee shall not be entitled to any further compensation for periods after the date of such resignation or termination.

3. NON-COMPETE. For a period of twelve (12) months after termination of the Employee's employment with the Company (whether as a result of resignation, termination by the Company for Good Cause or termination by the Company without Good Cause): (i) the Employee will immediately inform the Company of any new employment or business association which may conflict, or reasonably might in the future conflict, with the Employee's obligations under this Agreement; (ii) the Employee will inform such new employer or business associate of this Agreement and provide the employer or associate with a copy of this Agreement; and (iii) the Employee will not, directly or indirectly, either as an employee, proprietor, partner, or agent:

     A. Sell or solicit orders for any Conflicting Product to or from any customer or client whom, within the three (3) year period immediately preceding the termination of the Employee's employment with the Company, the Employee solicited or serviced or in connection with whom the Employee managed or supervised the Company's solicitation or servicing.


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     B.   Sell or solicit orders for any Conflicting Product in any territory in which, within the three (3) year period immediately preceding termination of the Employee's employment with the Company, the Employee was working or which the Employee managed or supervised for the Company.

     C. Manage, operate, or render service, as an employee or otherwise, to any Conflicting Organization anywhere within the territory in which, within the three (3) year period immediately preceding the Employee's termination of the Employee's employment with the Company, the Employee was working or which the Employee managed or supervised for the Company.

     D. Induce, either directly or indirectly, any employee, agent, independent contractor, supplier, customer, or any other person or organization to terminate or alter its relationship with the Company.

4. BINDING EFFECT. All of the Employee's obligations under this Agreement except for Section 3 shall be binding upon the Employee's heirs and legal representatives.

5. SEVERABILITY. The Employee agrees that if any provision of this Agreement or part thereof is held invalid, illegal or unenforceable, such provision or part thereof shall be deleted from this Agreement, or, if possible, narrowed to the achieve the objective of this Agreement to the maximum extent allowed by law, and the enforceability of the remainder of this Agreement shall be unaffected.

6. ENFORCEMENT. The Employee agrees that in the event that the provisions set forth in Sections 2 and/or 3 of this Agreement are determined in any court proceedings to be overboard or unreasonably restrictive in any respect, then these provisions shall nevertheless be enforced to the extent determined by the court or other adjudicator to be reasonable.

7. GOVERNING LAW. This Agreement shall in all aspects be governed by the laws of the State of Minnesota.

8. AMENDMENTS. The parties agree that no modification of the Agreement may be made except by means of a written agreement or memorandum signed by the parties.

9. TERMINATION. This Agreement is not an employment agreement. The Employee understands that either the Company or Employee may terminate the Employee's employment at any time, for any reason, with or without cause or notice. In addition, this Agreement may be terminated (a) by Employee if the Securities Purchase Agreement dated on or about the date hereof between the Company and Industrial-Works Holding Corp. is terminated and the closing of the transactions contemplated thereby does not occur, or (b) by the Company at any time after December 31, 2000.

10. INJUNCTIVE RELIEF. The Employee acknowledges that immediate and irreparable harm will result to the Company in the event the Employee breaches Sections 2 or 3 of this Agreement and that it would be difficult to compensate the Company fully for damages


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     incurred for any violation of those provisions. The Employee agrees that the Company shall be entitled to temporary and permanent injunctive relief if the Employee breaches this Agreement. The Company's right to obtain injunctive relief will not diminish in any way the right of the Company to claim and recover damages, in addition to injunctive relief.

11. ACCEPTANCE. The Employee agrees that this Agreement shall become effective upon acceptance and execution of it by the Company.




Dated:
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                           Employee


                           Accepted for the Company

                           By:
                               ----------------------------------
                           Its:
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